UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 17, 2021

(Date of earliest event reported)

Arcadia Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 Cousteau Place, Suite 105

Davis, CA 95618

(Address of principal executive offices, including zip code)

(530) 756-7077

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	RKDA	NASDAQ CAPITAL MARKET

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 17, 2021, Arcadia Biosciences, Inc. (“Arcadia”) and its wholly-owned subsidiary Arcadia Wellness, LLC, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Eko Holdings, LLC, a California limited liability company (“Eko”), Lief Holdings, LLC, a California limited liability company (“Lief”), Live Zola, LLC, a California limited liability company (“Zola”, and with Eko and Lief, collectively the “Sellers”), and TPCO US Holdings, LLC, a Delaware limited liability entered into an Asset Purchase Agreement (the “Purchase Agreement”).  The transaction underlying the Purchase Agreement (the “Transaction”) closed on May 17, 2021.

Pursuant to the Purchase Agreement, Arcadia purchased substantially all assets of Sellers for the aggregate purchase price of: (i) $4,000,000, and (ii) 827,400 unregistered shares of Arcadia’s common stock.  The Purchase Agreement contains customary representations, warranties and indemnification provisions.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by references to the full text of the Purchase Agreement that is filed as an exhibit to this report and is incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

The issuance and sale of the shares of common stock to the Sellers for the purchase Price were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the transactions underlying the Purchase Agreement, Arcadia hired Chris Cuvelier as Arcadia’s new Chief Growth Officer, in which capacity he will lead growth strategy and sales and marketing execution for Arcadia’s consumer goods business.

Mr. Cuvelier, age 52, was formerly the founder and chief executive officer of Zola. After founding Zola as an acai beverage company in 2001, Mr. Cuvelier successfully extended the Zola brand to include coconut water and grew gross revenues to over $20 million annually. He subsequently served as an executive team member and head of beverage for Caliva after its acquisition of Zola in 2019. Mr. Cuvelier received his bachelor’s degree in social science from the University of California, Irvine.

Mr. Cuvelier’s compensation includes a base salary of $250,000, a signing bonus of $125,000 and an inducement stock option to purchase 100,000 shares of Arcadia’s common stock (the “Inducement Option”).  The Inducement Option was issued upon Mr. Cuvelier’s commencement of employment (“Grant Date”), with an exercise price equal to the closing price of Arcadia’s common stock on the Grant Date.  The Inducement Option has a term of ten years and vests over four years, with 25% of the shares subject to the Inducement Option vesting on the first anniversary of the Grant Date, and an additional 1/36th of the shares vesting each month thereafter, subject to continued service through the applicable vesting dates.  A copy of the form of Inducement Grant is filed as an exhibit to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of the Business Acquired.

Arcadia intends to file the financial statements required by Item 9.01(a) of Form 8-K by an amendment to this Form 8-K no later than 71 days after the date this initial report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

Arcadia intends to file the pro forma financial statements required by Item 9.01(b) of Form 8-K by an amendment to this Form 8-K no later than 71 days after the date this initial report on Form 8-K must be filed.

(d)	Exhibits

Exhibit Number	Description

10.1	Asset Purchase Agreement dated May 17, 2021, by and among Arcadia, Buyer, Seller, Eko, Lief, Zola and Parent.*

10.2	Inducement Option Grant for Chris Cuvelier.

*Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date: May 21, 2021	By:	/s/ PAMELA HALEY
	Name:	Pamela Haley
	Title:	Chief Financial Officer